UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Southern Heritage Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Southern Heritage Bancshares, Inc.
3020 Keith Street, NW
P.O. Box 4730
Cleveland, Tennessee 37320

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 19, 2005

Notice is hereby given that the annual meeting of shareholders of Southern Heritage Bancshares, Inc. (the “Company”) will be held on Thursday, May 19, 2005, at 5:30 p.m. Eastern Daylight Time, at Southern Heritage Bancshares, Inc., located at 3020 Keith Street, N.W., Cleveland, Tennessee 37320, for the following purposes:

1.             To elect four Class III directors to serve until the 2008 annual meeting of shareholders;

2.             To ratify the appointment of Crowe, Chizek and Company, LLP as the Company’s independent accountants and auditors for fiscal year 2005; and

3.             To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 31, 2005, are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

By Order of the Board of Directors

/s/ Roger E. Jenne
Roger E. Jenne, Esq.
Secretary

April 28, 2005

YOUR VOTE IS IMPORTANT

Whether you expect to attend the meeting or not, please mark, sign, date, and return the enclosed proxy as promptly as possible in the enclosed postage paid envelope.  In the event you attend the meeting, you may revoke your proxy at any time before balloting and vote your shares in person.

Southern Heritage Bancshares, Inc.
3020 Keith Street, NW
Cleveland, Tennessee 37320

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

This Proxy Statement and accompanying proxy are being furnished to shareholders of Southern Heritage Bancshares, Inc. (the “Company”) in connection with the solicitation of proxies by its board of directors to be used at the annual meeting of shareholders. Your vote is very important.  For this reason, the board of directors is requesting that, if you are not able to attend the annual meeting of shareholders, you allow your common stock to be represented at the meeting by the proxies named in the enclosed proxy card. This proxy statement, notice of annual meeting and proxy card will be mailed to all our shareholders on or about April 28, 2005.

Information About the Annual Meeting

When is the annual meeting?

Thursday, May 19, 2005 at 5:30 p.m. Eastern Daylight Time.

Where will the annual meeting be held?

Our main office located at 3020 Keith Street, N.W. in Cleveland, Tennessee.

What items will be voted upon at the annual meeting?

You will be voting upon the following matters:

1.	Election of four Class III directors to serve until the 2008 annual meeting of shareholders;

2.	Ratification of the appointment of Crowe, Chizek and Company, LLP as the Company’s independent accountants and auditors for fiscal year 2005; and

3.	Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Who can vote?

You are entitled to vote your common stock if our records show that you held your shares as of the close of business on March 31, 2005, the record date. Each shareholder is entitled to one vote for each share of common stock held on March 31, 2005.  On that date, there were 1,024,720 shares of common stock outstanding and entitled to vote.  The common stock is our only class of outstanding voting securities.

How do I vote by proxy?

If you sign, date and return your signed proxy card before the annual meeting, we will vote your shares as you direct.  For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For the ratification of the Company’s auditors, you may vote “for” or “against” or you may “abstain” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them “for” the election of the nominees for directors and “for” the ratification of Crowe, Chizek and Company, LLP as the Company’s auditors.

The board of directors knows of no other business to be presented at the annual meeting.  If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

How do I change or revoke my proxy?

You can change or revoke your proxy at any time before it is voted at the annual meeting by:

1.	submitting another proxy with a more recent date than that of the proxy first given; or

2.	sending written notice of revocation to our corporate secretary, Roger E. Jenne, Esq., c/o Southern Heritage Bancshares, Inc., 3020 Keith Street, NW, P.O. Box 4730, Cleveland, Tennessee 37320; or

3.	attending the annual meeting and voting in person, although attending the meeting will not by itself revoke your previously granted proxy.

If I plan to attend the annual meeting, should I still vote by proxy?

Yes. Casting your vote in advance does not affect your right to attend the meeting. Written ballots will be available at the annual meeting for shareholders of record. If you send in your proxy card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote.

How many votes are required?

If a quorum is present at the annual meeting, the director nominees will be elected by a plurality of the votes cast in person or by proxy at the meeting, and the ratification of the independent auditors and any other matters submitted to the shareholders will require the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.  Our shareholders do not have cumulative voting rights with respect to the election of directors.

What constitutes as a “quorum” for the meeting?

A majority of the issued and outstanding shares of common stock, present or represented by proxy, constitutes a quorum.  A quorum is necessary to conduct business at the annual meeting.  You are part of the quorum if you have voted by proxy. As of March 31, 2005, there were 1,024,720 shares of common stock issued and outstanding, so 512,361 shares are necessary to constitute a quorum.

What is the effect of abstentions and broker non-votes?

Abstentions and broker non-votes will be treated as present for purposes of determining a quorum but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Who pays for the solicitation of proxies?

This proxy statement is being furnished in connection with the solicitation of proxies by the Company’s board of directors.  The Company will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile, electronic mail, or telegraph by officers, directors, and employees of the Company who will receive no additional compensation for such activities.  Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons.  Such brokerage houses and other custodians, nominees, and fiduciaries will be reimbursed for their reasonable expenses incurred in such connection.

What are shareholder proposal for next year’s annual meeting due?

If you want to present a proposal to be considered for inclusion in next year’s proxy statement, it must be delivered in writing to the Secretary of the Company at P.O. Box 4730, Cleveland, Tennessee 37320 no later than December 30, 2005.

If you want to present a proposal for consideration at next year’s annual meeting, without including the proposal in the proxy statement, you must provide written notice to the Secretary at the above address no later than March 14, 2006.

In either case, you must present the proposal in person at the meeting.

Proposal 1 - Election Of Directors

The Board of Directors is divided into three classes, designated as Classes I, II, and III, as nearly equal in number as the then total number of directors permits. The Board has nominated the following four persons to serve as Class III directors: Len D. Graham, Clyde A. Kyle, Jr., M.D., Lester T. Simerville, Sr. and James F. Williams, Jr.  We do not anticipate that any of these nominees will be unavailable for election but, if such a situation arises, the proxy will be voted in accordance with the best judgment of the named proxies unless you have directed otherwise.  The remaining members of the Board listed below will continue as members of the Board until their respective terms expire, as indicated below.  All of the current directors and nominees have served as directors of Southern Heritage Bank since it began operations in April 1999 and of the Company since the share exchange with Southern Heritage Bank in May 2004.  Assuming a quorum is present, the election of directors requires a plurality of the votes cast by the shares of common stock entitled to vote in the election of directors.

Information about the individuals nominated as directors and the remaining members of the Board is provided below.  Shares of common stock represented by proxy cards returned to us will be voted for the nominees listed below unless you specify otherwise.

The board of directors of the Company unanimously recommends a vote “FOR” the election of the nominees listed above.

CLASS III NOMINEES FOR ELECTION
(Terms Expiring 2008)

Name	Age	Business Experience During Past Five Years and Position Held with the Bank

Len D. Graham	63	Insurance; Director
Clyde A. Kyle, Jr., M.D.	71	Retired Urologist; Director
Lester T. Simerville, Sr.	68	Real Estate Leasing; Director
James F. Williams, Jr.	61	Construction; Director

Len D. Graham has been an insurance professional since 1975, holding agency executive positions for the past twenty-six years.  He has been a member of the National Association of Insurance and Financial Advisors since 1977.  He currently serves as Agency Field Executive for Hamilton County, Tennessee.  He received the designation of Chartered Life Underwriter in 1978 and has held a Real Estate Broker’s license since 1974.  He is a graduate of the University of Southern Mississippi with a Bachelor of Arts Degree in Business Administration. He currently serves on the Business Advisory Council for Lee University, Cleveland, Tennessee.  He is also a charter member of the Bradley Sunrise Rotary Club of Cleveland.  He served as Chairman of The Church of God International Lay Ministries for eight years and was inducted into the “Hall of Christian Excellence” August 2002.  He is a member of Cleveland Country Club.  He is also an active member of Westmore Church of God.

Clyde A. Kyle, Jr., M.D. graduated from Tennessee Wesleyan College in 1957 and from the University of Tennessee College of Medicine in 1958.  He interned and was a urology resident at the University of Tennessee hospitals in Memphis.  He began his urology practice in Cleveland, Tennessee in 1963 and founded the urological corporation of Drs. Kyle, Bryan and Jackson.  He has served as chief of surgery of Bradley Memorial Hospital and as chief of staff in 1972.   He is a member of the TMA, AMA, AUA, SMA, and the American College of Surgeons and is certified by the American Board of Urology.  He was president of the Cleveland Family YMCA in 1982.  He retired from the practice of urology in 1995.  A Bradley County United Way Pillar Club member, he also is a member of the Elks Lodge, BPOE #1944, the Cleveland Country Club and the Cleveland Rotary Club.  Kyle presently serves on the boards of the Cleveland and Athens Surgery Centers. He and his wife, Marion attend Broad Street United Methodist Church where he has been a board member and served on various committees.

Lester T. Simerville, Sr. graduated from the Georgia Institute of Technology in 1960 with a B.S. Degree in Textiles.  After working 8 years with E. I. DuPont, in 1970 he started a chemical distribution company (Specialty Chemical Company, Inc.) which he served as President and owner until the company was sold in June 2000.  He is currently President and owner of Specialty Enterprises, Inc. (a real estate leasing company).  Mr. Simerville served on the Advisory Board at First American National Bank of Cleveland until his resignation in July 1998.  He received The M. C. Headrick Free Enterprise Award in 1996 from the Cleveland/Bradley Chamber of Commerce.  He and his wife, Sharon, attend St. Luke’s Episcopal Church where he served as Senior Warden.

James F. Williams is currently CEO and owner of B&W Contractors, Inc. d/b/a Cherokee Construction Company, CEO of Earthworks Unlimited, and president of Quality Steel Erectors, Inc.  He has been involved in the construction industry for the past 31 years.  He serves as the past president of the board of directors of the “Christmas in April” program, serves on the Foundation Board of Cleveland State Community College and the Industrial Technology Advisory Counsel.  He is a member of the Cleveland/Bradley Chamber of Commerce, Better Business Bureau, Masonic Lodge #134, BPO Elks Lodge, Cleveland Country Club, United Way Pillar Club and serves on the Advisory Board for American Buildings Company. In 2000 he received the M.C. Headrick Free Enterprise Award.  He and his wife Diane attend First Baptist Church.

CLASS I INCUMBENT DIRECTORS
(Terms Expiring 2006)

Name	Age	Business Experience During Past Five Years and Position Held with the Company

R. Danny Hays, M.D.	72	Radiologist; Director
Steven W. Ledbetter	53	Banker; Chief Financial Officer and Executive Vice President of the Company; Director
Henry F. Smith	69	McDonald’s Restaurant Licensee; Director
Jim A. Workman	52	Real Estate Broker; Director

R. Danny Hays, M.D. graduated from Tennessee Wesleyan College in 1954 and the University of Tennessee College of Medicine in 1958.  Dr. Hays is owner and President of Sweetwater Radiology, P.C.  Dr. Hays is a former chief of staff of Cleveland Community Hospital, chief of radiology of Bradley Memorial Hospital, president of Cleveland Country Club and president of Tennessee Wesleyan College Alumni Association.  He is a member of the Cleveland/Bradley County United Way Pillars Club, BPOE #1944, and has served on the boards of the March of Dimes and Habitat for Humanity.  He and his wife Beverly attend Broad Street United Methodist Church where he currently serves on the Administrative Board.

Steven W. Ledbetter is the Executive Vice President, Chief Financial Officer and a director of the Company.  Mr. Ledbetter began his career as an auditor with Arthur Andersen & Co. in 1974 working in the audit, tax, and management consulting divisions.  He joined Cleveland Bank & Trust in 1979 as Vice President and Controller and in 1993 accepted the position of Senior Vice President and Division Manager of the Commercial Lending Group at First American National Bank in Cleveland, where he remained until his resignation in August of 1998.   Mr. Ledbetter is a graduate of Carson Newman College and The Stonier Graduate School of Banking.  He is a Certified Public Accountant, a member of the American Institute of CPAs, a member of Tennessee Society of CPAs and a member of the TSCPA Banking Committee.  He is active in the local community through membership in the Chamber of Commerce and the United Way and is a past president of both the Council of United Services and the Cleveland YMCA.  He is a member of First Baptist Church of Cleveland, Tennessee.

Henry F. Smith has been in the restaurant business since 1973.  He owns and operates eight McDonald’s restaurants located in Cleveland, Athens, Sweetwater, Madisonville, Etowah, and Ooltewah, Tennessee.  He is former Chairman/President of Cleveland Chamber of Commerce and the Cleveland Country Club, the Cleveland State Community College Foundation, BPO Elks, USA, and Chairman/Charter member of Ronald McDonald House of Greater Chattanooga Area.  He is past member and chairman of McDonald’s National Operators Advisory Board.  He is a recipient of numerous awards in operations and marketing from McDonald’s and has received the M.C. Headrick Outstanding Business Award from the Cleveland Chamber of Commerce.  Prior to McDonald’s, he was in the insurance industry for 20 years and holds the designation of CPCU (Chartered Property Casualty Underwriter).  He has continued his insurance involvement serving on advisory basis for McDonald’s programs and currently is Chairman of MOOIC (McDonald’s Owner/Operator Insurance Company).

Jim A. Workman has been in the real estate business since 1978 and is currently the owner/broker of Bender Realty.  Bender Realty is one of the largest real estate companies in Cleveland, Tennessee. Mr. Workman received an Associates of Science in Business from Dyersburg State and attended East Tennessee State University.  He has served on several different United Way committees in the past and is a board member.  Mr. Workman is a past Kiwanian of the Year award recipient, and he received the Robert Varnell Leadership Award from the Chamber of Commerce in 1997.  He is a past Chamber chairman and past president of the Tennessee Real Estate Education Foundation and Cleveland Board of Realtors.

CLASS II INCUMBENT DIRECTORS
(Terms Expiring 2007)

Name	Age	Business Experience During Past Five Years and Position Held With the Company

Eddie N. Duncan, M.D.	62	Ophthalmologist; Director
Roger E. Jenne, Esq.	63	Attorney; Secretary of the Bank; Director
Larry S. McDaniel	52	Retail Clothing; Director
J. Lee Stewart	54	Banker; President and Chief Executive Officer of the Company; Director

Eddie N. Duncan, M.D. has practiced ophthalmology in Cleveland since 1975.  He is President of Cleveland Eye Clinic, P.C.  He is a member of Bradley Memorial Hospital and Cleveland Community Hospital and served 18 years as a board member of Cleveland City Schools and presently serves on the Bradley County Board of Education.  Presently he serves as a board member of the Surgery Center of Cleveland.  He has served as president of the Bradley County Medical Society and the medical staffs at Bradley Memorial Hospital and Cleveland Community Hospital.  He has been a board member of United Way of Cleveland, the Cleveland Family YMCA and the Cleveland/Bradley Chamber of Commerce.  He is a Paul Harris Fellow of the Rotary Club and has received the Robert Varnell Leadership Award from the Chamber of Commerce. Dr. Duncan serves on the Board of Trustees of Broad Street United Methodist Church.  He is married to the former Ann Tucker.

Roger E. Jenne, Esq. graduated from the University of Tennessee at Knoxville, where he earned a B.S. Degree in 1963 and a J.D. in 1966.  He has been a practicing attorney in Cleveland, Tennessee, since 1969.  Mr. Jenne in the past served on the Board of Trustees for Broad Street United Methodist Church and is a member of the church’s Long Range Planning Committee.  He is past Finance Chairman of Broad Street United Methodist Church and past Chairman of the Administrative Board.  He currently serves as a Director for the United Way of Cleveland.  Mr. Jenne is past President of the Bradley County Bar Association, past President of Cleveland Lion’s Club, past President of Cleveland Country Club, past President of BPOE #1944, and past Director of the YMCA. He has recently been elected as a Fellow to the Tennessee Bar Foundation, an organization recognizing attorneys who have distinguished themselves in the legal profession.

Larry S. McDaniel graduated in 1971 from Charleston High School, where he was salutatorian of his senior class.  He attended Cleveland State Community College for two years and opened The Town Squire Men’s Wear in 1977.  In 1984, he opened The Town Boutique Ladies Wear.  In 1996, he was selected by the Cleveland/Bradley Chamber of Commerce as Small Business Owner of the Year.  Mr. McDaniel is an active member of the Waterville Baptist Church where he teaches Sunday School and has also served as the assistant treasurer of the Bradley Baptist Association.  He is a member of the Cleveland Rotary Club where he has served on the board of directors and as sergeant at arms.  He is also a member of the Cleveland Chamber of Commerce and has served as vice chairman of the retail division and on the membership and development committee.

J. Lee Stewart is the President, Chief Executive Officer, and a director of the Company.  Mr. Stewart has 33 years of banking experience.  He began his career in 1972 at American National Bank in Chattanooga serving as Business Development Officer and Credit Officer.  In 1980, he joined First National Bank of Columbus, Georgia, to organize their internal loan review functions, and later he was promoted to Vice President of Commercial Lending.  In 1985, he joined First American National Bank in Bristol, Tennessee, as Senior Vice President for Commercial Lending and was promoted to City President in 1988 before being transferred in early 1990 to the Cleveland branch of First American, where, until mid-1998, he was the City President.   Mr. Stewart is a graduate of Tennessee Wesleyan College, The National Commercial Lending Graduate School at the University of Oklahoma, and The Stonier Graduate School of Banking.  His civic activities include involvement with the United Way of Bristol, where he was awarded outstanding volunteer of the year in 1989, and the United Way of Bradley County, where he has served as Campaign Co-Chairman, is a recipient of the William F. Johnston service award and is a former Chairman of the Board.  He was a member of the organizing committee of the Greater Cleveland Soccer Association and served as President of that group.  He has been active in the Cleveland/Bradley County Chamber of Commerce, serving as Treasurer and Chairman of the Board.  He received the Chamber’s Robert Varnell Leadership Award in 2003.  He has served on the boards of Cleveland Family YMCA, Junior Achievement, and Cherokee Council of Boy Scouts.  He is a member and past president of the Bradley Sunrise Rotary Club and First Centenary United Methodist Church.  In 2004 he was appointed by Cleveland City Council as Board of Trustee member of Bradley Memorial Hospital.

Information about the Board of Directors

Role of the Board

Pursuant to Tennessee law, the Company’s business, property and affairs are managed under the direction of our board of directors.  The Board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in day-to-day operations.  Members of the Board keep informed of our business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with our executive officers.

Board Structure

The Board is currently composed of 12 members.  The directors are divided into three classes.  The directors in each class hold office for staggered terms of three years each.  Staggered terms make it more difficult for shareholders, including those holding a majority of the Company’s common stock, to force an immediate change in the composition of a majority of the board of directors.  Since the terms of only one-third of the incumbent directors expire each year, two annual meetings of shareholders would be required to change a majority of the Company’s directors, provided that no directors resigned, were removed, or died during their terms of office and the vacancies created thereby were not filled by an affirmative vote of majority of the board of directors.

2004 Board and Committee Meetings

During 2004 the Company’s board of directors held 12 regular meetings and one special meeting, the Executive Committee held 11 regular meetings and one special meeting, the Loan Committee held 31 meetings, the Funds Management Committee held three meetings and the Audit Committee held three meetings.  During 2004 Mr. Simerville attended 71% of the total number of meetings held by all committees of the board of directors on which Mr. Simerville serves.  During 2004 Mr. Jenne attended 56% of the total number of meetings held by all committees of the board of directors on which Mr. Jenne serves.  During 2004 Mr. Graham attended 65% of the total number of meetings held by all committees of the board of directors on which Mr. Graham serves.

Board Committees

The Company has four standing committees of the board of directors:  the Executive Committee, the Loan Committee, the Funds Management Committee and the Audit Committee.  The Company does not have a nominating committee.  The Executive Committee also functions as the compensation committee.

Executive Committee.  The Executive Committee consists of Messrs. Duncan, Graham, Jenne, Smith, Ledbetter, and Stewart.  The Executive Committee has such powers as may be assigned to it by the Board of Directors from time to time.  Their primary function is to preview the agenda for the upcoming board meeting.  Members also serve as the Personnel Committee, which function includes review of compensation and human resource management along with applicable policies.

Loan Committee.  The Loan Committee consists of Messrs. Graham, Kyle, McDaniel, Simerville, Williams, Ledbetter, and Stewart.  The Loan Committee has the authority and responsibility to insure that the Company’s loan policy is followed.  Members also serve as the Company’s Credit Committee approving all loans over certain dollar limits.

Funds Management Committee.  The Funds Management Committee consists of Messrs. Hays, Jenne, Kyle, Williams, Ledbetter, and Stewart.  The Funds Management Committee has the authority and responsibility to facilitate prudent management of the Company’s investment portfolio, loan pricing, deposit pricing, liquidity position and interest rate risk.

Audit Committee.  The Audit Committee consists of Messrs. Duncan, Hays, Jenne, and Simerville.  The Audit Committee has the authority and responsibility to insure the accuracy and reliability of the Company’s financial statements; adequate internal controls and operating procedures; and compliance with all laws, regulations, and policies.  We have no “audit committee financial expert” (as such term is defined in Item 401(e)(2) of Regulation S-B).  We believe the cost to retain a financial expert at this time is prohibitive. However, the Board of Directors believes that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Director Compensation

During 2004, the Company paid each director $250 per board meeting.  Non-management directors also received an annual retainer of $3,000 and $100 per committee meeting attended.

Other Directorships and Family Relationships

No director of the Company currently serves as a director of any other public company.  We are not aware of any family relationships between any of our directors and executive officers.

Nominations for Directorships

The Company currently has no standing nominating committee because of the long tenure of the current directors, because a majority of the members of the Board are independent and because the Company has determined that the entire Board of Directors itself adequately serves the function of a nominating committee.

The Board had determined that all of the directors, other than Messrs. Stewart and Ledbetter, are independent under the NASD listing requirements.  Vacancies on the Board may be filled by a majority of the remaining directors.

With respect to the nominating process, the Board discusses and evaluates possible candidates in detail.  The Board selects new nominees for the position of an independent director based on the following criteria:

•	Personal qualities and characteristics, experience, accomplishments and reputation in the business community.

•	Current knowledge and contacts in Cleveland and in the banking industry or other industries relevant to the
Company’s business.

•	Diversity of viewpoints, background, experience and other demographics.

•	Ability and willingness to commit adequate time to Board and committee matters.

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities.

The Board does not set specific, minimum qualifications that nominees must meet in order for the Board to select them as nominees, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors.

Once a candidate is identified whom the Board wants seriously to consider and move toward nomination, the Chairman of the Board, the Chief Executive Officer and/or other directors will enter into a discussion with that nominee.

Shareholder Nominations of Directors

The Board will consider nominees recommended by shareholders, and any such nominee is given appropriate consideration in the same manner as other nominees using the same criteria described above and considering the additional information referred to below.  There has been no material changes to the procedures by which shareholders may recommend nominees to the Company’s board of directors since last year’s annual shareholder meeting.  Shareholders who wish to submit nominees for director for consideration by the Board for election may do so by submitting in writing such nominees’ names in compliance with the procedures as described below, to the Chairperson of the board of directors, in care of the Corporate Secretary.  A shareholder’s nomination must contain:

•                  A statement that the writer is a shareholder and is proposing a candidate for consideration by the board of directors;

•                  The name of and contact information for the candidate;

•                  A statement of the candidate’s business and educational experience;

•      Information regarding each of the factors listed above, sufficient to enable the board of directors to evaluate the candidate;

•                  A statement detailing any relationship or understanding between the proposing shareholder and the candidate;

•                  A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected; and

•                  A statement of the number of shares of the Company’s Common Stock that the nominating shareholder holds of record or in which shareholder has a beneficial interest and the number of such shares that have been held for more than one year.

The Company does not pay a fee to any third party to identify or evaluate or assist in the identification or evaluation of potential nominees to its board of directors.  All directors are expected to attend the annual meeting and their attendance is recorded in the minutes.

Shareholder Communication with the Board of Directors

Shareholders desiring to communicate with our Board of Directors on matters other than director nominations should submit their communication in writing to the Chairperson of the Board of Directors, c/o Corporate Secretary, Southern Heritage Bancshares, Inc., 3020 Keith Street, N.W., Cleveland, Tennessee 37320 and identify themselves as a shareholder.  The Corporate Secretary will forward all such communication to the Chairperson of the Board for a determination as to how to proceed.

Proposal 2 - Ratification of the Appointment of Crowe, Chizek and Company, LLP
as the Company’s Independent Accountants and Auditors for Fiscal 2005

The board of directors has confirmed the appointment by the audit committee of Crowe, Chizek and Company, LLC as the Company’s independent accountants and auditors for fiscal 2005. Heathcott & Mullaly, P.C. served as independent accountants and auditors of the Company from the Company’s organization in October 1998 until 2002.  In 2002 Heathcott & Mullaly, P.C. merged into Crowe, Chizek and Company, LLC, which has served as our independent accountants and auditors since that time.

Representatives of Crowe, Chizek and Company, LLC will be present at the shareholders meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Assuming a quorum is present, a majority of the votes cast at the annual meeting is required to ratify the appointment of Crowe, Chizek and Company, LLC as the Company’s independent accountants and auditors for fiscal year 2005.

Audit Fees

The aggregate fees billed by Crowe, Chizek and Company, LLC for audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-QSB for fiscal years 2004 and 2003 were $47,314 and $34,670 respectively.

Financial Information Systems Design and Implementation Fees

No fees were billed by Crowe, Chizek and Company, LLC in fiscal years 2004 and 2003 for financial information systems design and implementation services.

All Other Fees

No other fees were billed by the principal accountant for services in 2004 and 2003 other than as described above.

The Audit Committee approved the above services to be performed by Crowe, Chizek and Company, LLC for the current year ended.

The Audit Committee has adopted pre-approval policies and procedures for audit and non-audit services to be performed by Crowe, Chizek and Company, LLC as the registered public accounting firm that performs the audit of our consolidated financial statements that are filed with the FDIC.  Subject to de minimis amounts, all services by Crowe, Chizek and Company, LLP must be pre-approved by the Audit Committee.

The board of directors unanimously recommends voting “FOR” ratification of the appointment of Crowe, Chizek and Company, LLP as the Company’s independent accountants and auditors for fiscal 2005.

Executive Officers

The Company has the following executive officer in addition to Messrs. Ledbetter and Stewart (whose descriptions are detailed in Proposal 1. Election of Directors.)

Name	Age	Position Held With the Company

Virginia Kibble	51	Senior Vice President and Cashier

Ms. Kibble joined the Company in November 1998 as Senior Vice President & Cashier. Ms. Kibble has 25 years of banking experience. She began her career in 1980 at Cleveland Bank & Trust Company in the accounting department and was promoted to Vice President & Controller in 1993.  In 1995, she joined Meigs County Bank, Decatur, Tennessee, to organize the accounting department as Senior Vice President & Controller.  Ms. Kibble is a graduate of Tennessee Wesleyan College and the School for Bank Administration at the University of Wisconsin.  She is a member of the Civitan Club where she is past President as well as past President of Tennessee State of Financial Women International.  She is active in the local community through the United Way, Special Olympics and the Cleveland/Bradley Chamber of Commerce Leadership Cleveland program. She attends North Cleveland Church of God.

Certain Relationships and Related Transactions

Some directors and officers of the Company are customers of the Company and have had and expect to have loan transactions with the Company in the ordinary course of business.  In addition, some of the directors and officers of the Company are, at present, as in the past, affiliated with businesses which are customers of the Company and which have had and expect to have loan transactions with the Company in the ordinary course of business.  As of December 31, 2004, the aggregate monthly outstanding loan balances made by Southern Heritage Bank to these directors and executive officers ranged from a high of approximately $12,868,000 to a low of approximately $9,031,000.  As of December 31, 2003, the aggregate monthly outstanding loan balances made by Southern Heritage Bank to these directors and executive officers ranged from a high of approximately $7,680,000 to a low of approximately $4,694,000.  These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties.  In the opinion of the board of directors, these loans do not involve more than a normal risk of collectibility or present other unfavorable features.

Executive Compensation

Summary Compensation

The following table sets forth the aggregate remuneration paid by the Company for services for the years ended December 31, 2004, 2003 and 2002 to the chief executive officer and chief financial officer of the Company.  No other officer of the Company received compensation in excess of $100,000 during these years.

Name and Position	Year	Salary	Bonus	Other Annual Compensation(1)

J. Lee Stewart	2004	$132,000	$17,000	$14,764
President and Chief Executive	2003	$125,000	$16,500	$10,683
Officer	2002	$125,000	$20,000	$10,551

Steven W. Ledbetter	2004	$117,000	$11,500	$12,872
Executive Vice President and	2003	$110,000	$11,000	$10,344
Chief Financial Officer	2002	$110,000	$12,000	$10,444

(1)  Automobile allowance, life insurance, club dues, unused sick pay and 401(k) match

Employment Agreements

There are currently no employment agreements in place with respect to any of the Company’s executive officers.

Option Grants in Fiscal Year 2004

There were no grants for stock options during 2004 to any of the Company’s executive officers.

Aggregated Option Exercises in 2004 and Fiscal Year End Option Values

The following table sets forth information regarding the exercise of stock options during 2004 and the option values as of December 31, 2004 for the executive officers of the Company.

	Shares		Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-The- Month Options at FY-End
	Acquired on	Value	2004(#)		2004($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
J. Lee Stewart	0	0	16,378	24,567	$163,780	$368,505
Steven W. Ledbetter	0	0	10,236	15,354	$102,360	$230,310
Virginia Kibble	0	0	800	8,200	$8,000	$108,000

(1) Dollar values were calculated by determining the difference between the price of the common stock on December 31, 2004 ($25 per share) and the exercise price of such options.

Security Ownership of Certain Beneficial Owners
and Management

As of March 31, 2005, the Company’s records indicate the following number of shares of common stock were beneficially owned by (i) each person who is a director or a named executive officer of the Company and (ii) all directors and executive officers as a group.  Management is not aware of any change in control of the Company (other than the share exchange with Southern Heritage Bank, which occurred in May 2004) or any arrangement which may, at a subsequent date, result in a change in control of the Company.  Management of the Company does not know of any person who owns, beneficially or of record, more than 5% of the Company’s outstanding common stock. Except as otherwise indicated, each shareholder listed below has sole voting and investment power as to the shares owned by that person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(#) (1)		Percent of Class (%) (2)

Eddie N. Duncan, M.D. 1790 North Ocoee Street Cleveland, Tennessee 37311	21,156	(3)	2.06

Len D. Graham 6035 North Lee Highway Cleveland, Tennessee 37312	21,155	(4)	2.06

R. Danny Hays, M.D. 642 Kyle Lane Cleveland, Tennessee 37312	11,100	(5)	1.08

Roger E. Jenne, Esq. 2702 North Ocoee Street Cleveland, Tennessee 37311	21,100	(6)	2.06

Clyde A. Kyle, Jr., M.D. 448 Kyle Lane, NW Cleveland, Tennessee 37312	19,600	(7)	1.91

Steven W. Ledbetter 2256 Laurel Hills Drive, NW Cleveland, Tennessee 37311	20,736	(8)	2.00

Larry S. McDaniel 288 Jesse Lane Charleston, Tennessee 37310	28,906	(9)	2.82

Lester T. Simerville, Sr. 590 Springhill Drive Cleveland, Tennessee 37210	22,350	(10)	2.18

Henry F. Smith 3335 Edgewood Circle Cleveland, Tennessee 37320	11,655	(11)	1.14

J. Lee Stewart 2213 Joy Street Cleveland, Tennessee 37311	26,978	(12)	2.59

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(#) (1)		Percent of Class (%) (2)

James F. Williams, Jr. 4428 Old Freewill Road Cleveland, Tennessee 37312	27,155	(13)	2.65

Jim A. Workman 3566 Cove Lake Drive Cleveland, Tennessee 37312	11,655	(14)	1.14

Virginia B. Kibble 4174 Freewill Road, NW Cleveland, Tennessee 37312	2,600	(15)		*

Officers and Directors as a Group (13 persons)	246,146		23.15

*	Less than 1% of the Company’s outstanding common stock.
(1)

Shares of common stock that a person has the right to acquire within 60 days are deemed outstanding for computing the percentage ownership of the person having the right to acquire such shares but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	Based on 1,024,720 shares issued and outstanding on March 31, 2005.
(3)	Including 1,100 shares Mr. Duncan has the option to purchase under the Company’s Non-Employee Directors Stock Option Plan.
(4)	Including 1,100 shares Mr. Graham has the option to purchase under the Company’s Non-Employee Directors Stock Option Plan.
(5)	Including 1,100 shares Mr. Hays has the option to purchase under the Company’s Non-Employee Directors Stock Option Plan.
(6)	Including 1,100 shares Mr. Jenne has the option to purchase under the Company’s Non-Employee Directors Stock Option Plan.
(7)	Including 1,100 shares Mr. Kyle has the option to purchase under the Company’s Non-Employee Directors Stock Option Plan and 2,500 shares held by his spouse.
(8)	Including 500 shares held jointly with Mr. Ledbetter’s spouse and 10,236 shares Mr. Ledbetter has the option to purchase under the Company’s Incentive Stock Option Plan.
(9)

Including 1,100 shares Mr. McDaniel has the option to purchase under the Company’s Non-Employee Directors Stock Option Plan; 6,000 shares held jointly with a business partner; 1,000 shares held by minor child and 500 shares held jointly with another individual.

(10)	Including 1,100 shares Mr. Simerville has the option to purchase under the Company’s Non-Employee Directors Stock Option Plan and 10,000 shares held by his spouse.
(11)	Including 1,100 shares Mr. Smith has the option to purchase under the Company’s Non-Employee Directors Stock Option Plan.
(12)	Including 600 shares held by minor child and 16,378 shares Mr. Stewart has the option to purchase under the Company’s Incentive Stock Option Plan.
(13)	Including 1,100 shares Mr. Williams has the option to purchase under the Company’s Non-Employee Directors Stock Option Plan and 3,500 shares held jointly with his minor child and his spouse.
(14)	Including 1,100 shares Mr. Workman has the option to purchase under the Company’s Non-Employee Directors Stock Option Plan and 500 shares held by his minor child.
(15)	Including 800 shares Ms. Kibble has the option to purchase under the Company’s Incentive Stock Option Plan.

Audit Committee Report
of the Board of Directors

The Audit Committee consists of four directors: Messrs. Duncan, Hays, Jenne and Simerville.  Each member meets the independence and qualification standards required by the New York Stock Exchange. During the fiscal year ended December 31, 2004, the Audit Committee met three times.  The Audit Committee has adopted a written charter, a copy of which is attached hereto as Appendix A.  All members of the Audit Committee are independent (as defined in Rule 4200(a)(15) of the NASD’s listing standards).

The Audit Committee monitors and reviews the performance of the independent auditors and the quality and integrity of the Company’s internal accounting, auditing and financial reporting practices.  The Committee’s chief duties are to:

•                  hire one or more independent public accountants to audit the Company’s books, records and financial statements and to review its system of accounting, including its systems of internal control;

•                  monitor and evaluate, independently and objectively, the Company’s internal financial controls and financial reporting procedure;

•                  discuss with the independent accountants the results of their audits and reviews;

•                  periodically communicate the Committee’s findings to the Board of Directors; and

•                  facilitate communication among the Board of Directors, the independent auditors, and the Company’s management.

The Audit Committee has obtained from the independent auditors, Crowe, Chizek and Company, LLP, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence.  This statement conforms to Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  The Committee has also discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself that the auditors are independent of the Company.

The Audit Committee has discussed with management the Company’s audited financial statements for the year ended December 31, 2004.  The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the Company’s financial statements.  The Audit Committee has also discussed with the independent auditors their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the results of the inquiries and actions discussed above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its annual report on Form 10-KSB for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.  The Audit Committee has also recommended the reappointment, subject to shareholder approval, of the independent auditors, Crowe, Chizek and Company, LLP for fiscal year 2005.

Members of the Audit Committee:

Eddie N. Duncan
R. Danny Hays
Roger E. Jenne, Esq.
Lester T. Simerville, Sr.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) requires the Company’s executive officers and directors and persons who own more than 10% of the common stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission as well as to furnish the Company with a copy of such report.  It is the policy of the Company to file these reports with the Securities and Exchange Commission on behalf of its directors and executive officers.  Additionally, Securities and Exchange Commission regulations require the Company to identify in its Proxy Statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year.  To the knowledge of the Company, no reports were required to be filed with the Securities and Exchange Commission during 2004.

Other Matters

The board of directors, at the time of the preparation of this proxy statement, knows of no business to come before the meeting other than that referred to herein.  If any other business should come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

By Order Of The Board Of Directors,

/s/ Roger E. Jenne
Roger E. Jenne, Esq.
Secretary

Cleveland, Tennessee
April 28, 2005

Appendix A

SOUTHERN HERITAGE BANK
AUDIT COMMITTEE CHARTER

The Board of Directors of Southern Heritage Bank (“SHB” or the “Bank”) establishes an Audit Committee (the “Committee”) with authority, responsibility and specific duties as described below.

Composition

The committee shall be comprised of a minimum of three outside directors who are independent of management and are free of any relationship that, in the opinion of the Board of Directors (the “Board”) meets the requirements of the Securities and Exchange Commission (“SEC”). The determination of independence will be made in accordance with the provisions of Section 10(A) of the Securities Act of 1934, and any other requirements as may be promulgated from time to time by those regulatory agencies or other authorities applicable to the governance of SHB.

The Bank will seek to have at least one member of the Audit Committee who is considered to be a “financial expert”. The Board of Directors will determine whether or not the Bank has a “financial expert” and identify who qualifies. To be defined a “financial expert” this individual will have met the following attributes, as defined by the SEC:

•                  An understanding of generally accepted accounting principles and financial statements;

•                  The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•                  Experience preparing, auditing, analyzing or evaluating financial statements that preset a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•                  An understanding of internal controls and procedures for financial reporting; and

•                  An understanding of Audit Committee functions.

The attributes set forth above will have been met through at least one of the following means, as defined by the SEC:

•                  Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

•                  Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

•                  Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

•                  Other relevant experience.

The individual designated by the Board as the Audit Committee’s financial expert must be disclosed by name in the Bank’s Form 10-K (or annual proxy statement) as required by the SEC regulations. If the Board determines they do not have an individual to meet the definition of Financial Expert, they must likewise disclose they do not have an Audit Committee Financial Expert. An explanation must be made as to why they do not have such an expert. As stated below, the Audit Committee will be responsible for ensuring the Bank has appropriately complied with SEC requirements.

One of the members shall be appointed committee chairman by the chairman of the Board. The members of the Audit Committee will be appointed annually by majority vote of the Board.

Responsibility

The Audit Committee shall assist the Board of Directors in its oversight of the Bank’s financial reporting, accounting and internal controls. Members of the Audit Committee must be able to read and understand the Bank’s financial statements as presented to be able to carry through their responsibility to the Board. The Audit Committee has a major responsibility to provide assistance to the Board in fulfilling their fiduciary responsibility to the shareholders and investment community related to accounting and reporting practices; the quality and integrity of financial reports; the quality and effective administration of loan and deposit portfolios; and ensure adequate internal controls are in force to mitigate risk for the Bank.

It is recognized that the Audit Committee members must be able to rely on the information provided to them by management and those that are independent of management (i.e., External Audit, Internal Audit and Loan Review). As mentioned under “Authority”, the Audit Committee has the right to retain persons, having special competence, as necessary to fulfill their responsibilities.

The Audit Committee shall be responsible for the oversight of the following areas related to financial reporting, disclosures and internal controls:

•      The Committee shall review all financial documents (including any off balance sheet transactions) and filings with the SEC and determine that the reports based on their knowledge accurately reflect the Bank’s position of the period and there are no untrue statements;

2

•      The Committee shall review all financial documents and filings with the SEC to ensure all information is fairly presented in all material aspects of financial condition, results of operations and cash flows;

•      The Committee shall ensure and approve members of management, or a disclosure committee, are responsible for establishing and maintaining disclosure controls and procedures. Through these disclosure controls, the Committee should be made aware of any material information during the period the report is prepared;

•      The Committee shall review management’s, or the disclosure committee’s, conclusions as to the effectiveness of the disclosure controls and procedures and form own evaluation;

•      The Committee shall ensure a reporting process is in place to alert them to all significant deficiencies in the design or operation of internal controls which could adversely affect the ability to record, process, summarize and report financial data;

•      The Committee shall ensure a reporting process is in place to alert them to any fraud, material or immaterial, that involves management or other employees who have a significant role in the internal controls;

•      The Committee shall ensure a reporting process is in place to alert them to any significant changes in internal controls or other factors that could significantly affect internal controls subsequent to their last evaluation;

•      The Committee shall see that management has established and maintained processes to assure that an adequate system of internal controls is in place and functioning as designed within the Bank;

•      The Committee shall see that management has established and maintained processes to assure compliance with all applicable laws, regulations and corporate policies. In so doing, the Audit Committee will be responsible for handling relations and meeting periodically with the outside external auditing firm, and the Internal Audit and Loan Review functions; and

•      The Committee shall be responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Bank regarding accounting, internal accounting controls, or auditing matters;

•      The Committee shall be responsible for establishing procedures for the confidential, anonymous submission by employees of the Bank any concerns regarding questionable accounting or auditing matters and that no retaliation will be allowed to occur against anyone who reports potential fraud or a complaint in good faith;

•      The Committee will ensure that its members receive an appropriate degree of education and training in order to maintain an adequate level of expertise necessary to discharge their responsibilities on an ongoing basis.

3

The committee is to be the Board’s principal agent in ensuring the independence of the corporation’s outside external auditors, internal auditor function, information systems auditor function, loan review function, the integrity of management and the adequacy of disclosures to stockholders. It is the intention of the Board to adhere to the Securities and Exchange Commission’s (“SEC”) rules regarding Audit Committee Independence and responsibility.

External Auditor

The Audit Committee shall have the authority and responsibility to appoint or replace the Bank’s external auditor. The external auditor shall be responsible for reporting the rotation of partners (per the time frame defined by the SEC) to the Committee; however, the Committee is responsible for ensuring the external auditor complies with applicable regulations. At the time of appointment, and ongoing as applicable, the Committee shall review the external auditors independence, credentials, knowledge and expertise. The Committee will approve the external auditor’s fee and anticipated services. The Committee will approve any non-audit services the external auditor’s may provide to ensure it will not impair their independence or conflict with their responsibility for the integrity of the financials. Management should report all service fees of the external auditor to the Audit Committee for their review.

The Audit Committee should review the external auditor plan and results of the quarterly financial statement reviews and annual financial statement audit with the external auditor and management, as deemed appropriate. The Committee should inquire as to the external auditor’s assessment of the quality of the Bank’s accounting function, level of compliance with disclosure relating to regulatory requirements, significant deficiencies, material weaknesses, or any other reportable conditions.

The Bank may not hire any employee or affiliate of the external auditor without approval from the Audit Committee. Any employee or affiliate of the external auditor who participated in the Bank’s audit in any capacity within one year may not be hired to serve to serve the Bank as Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, or any other position of equivalency.

Internal Audit, Information Systems Audit and Loan Review

The Audit Committee should review the annual plans for internal audit, information systems audit and loan review. These plans should be coordinated with the each other and the external auditor to avoid duplication and unnecessary costs to the Bank.

The Audit Committee shall meet with internal audit, information systems audit and loan review at least three times annually to review and monitor the plans, approve any changes to the plans, review periodic reports and any outstanding comments from previous reports.

At least annually, the Audit Committee shall review the effectiveness of these functions and make changes to the plans to ensure specific objectives are being met.

4

Authority

The Audit Committee may be requested by the Board to investigate any activity of the Bank, and all employees are directed to cooperate as requested by members of the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the committee in fulfilling its responsibility.

The committee views the external auditors, Internal Audit, Information Systems Audit and Loan Review as important resources. To this end, the Audit Committee should concur in the appointment or removal of the external auditors, the internal auditors and Loan Review. However, the opportunity for the external auditors and internal auditors to meet with the entire Board of Directors as needed is not to be restricted.

To the extent necessary to fulfill its primary responsibilities, the committee will also communicate with the corporate legal counsel, the Accounting Department, Credit Administration and others, as it deems necessary.

Frequency of Meetings

The Audit Committee shall meet as often as deemed necessary in order to fulfill its responsibilities, but not less than three times per year.

Attendance at Meetings

In addition to the members of the Audit Committee, the chairman of the Audit Committee may request members of management, the internal auditors and representatives of the independent auditors be present at meetings of the committee, as deemed appropriate.

Committee Communications

Minutes of each meeting shall be prepared with copies to be provided to members of the committee and made available to management, the external auditors, internal auditors and regulatory examiners.

The chairman of the Audit Committee shall make a report to the Board on the results of each meeting of the Audit Committee.

5

PROXY	Southern Heritage Bancshares, Inc. 3020 Keith Street, NW Cleveland, Tennessee 37320

ANNUAL MEETING OF SHAREHOLDERS May 19, 2005

PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints J. Michael Sharp or R.T. Roberts as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Southern Heritage Bancshares, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the 3020 Keith Street, N.W., Cleveland, Tennessee 37320 on Thursday, May 19, 2005 at 5:30 p.m. Eastern Daylight Time, or any adjournment thereof.

(1)	As to the election of the board of directors listed in the proxy statement delivered in connection with the annual meeting:

	For all nominees listed below	Withhold Authority to vote for all nominees
listed below

(INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below)

Len D. Graham, Clyde A. Kyle, Jr., M.D., Lester T. Simerville, Sr., and James F. Williams, Jr.

(2)	As to the ratification of the appointment of Crowe Chizek and Company, LLC as Southern Heritage’s independent accountants and auditors for fiscal 2005.

	For	Against	Abstain

(3)	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s).  If no direction is made, this proxy will be voted for proposals 1 and 2.

Please Sign below and Return in the Enclosed Postage-paid Envelope.
This Is the Only Document You Need to Return at this Time.

Date:
Signature of Shareholder(s)

Date:
Signature of Joint Shareholder(s)

I will attend shareholder meeting

I will not attend shareholder meeting